Exhibit 4.3(c)

ON SEMICONDUCTOR CORPORATION

and

THE GUARANTORS NAMED HEREIN

1.625% CONVERTIBLE SENIOR NOTES DUE 2023

FIRST SUPPLEMENTAL INDENTURE

AND AMENDMENT – GUARANTEE

DATED AS OF JANUARY 7, 2020

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Trustee

This FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 7, 2020, is among ON Semiconductor Corporation, a Delaware corporation (the “Company”), ON Semiconductor Connectivity Solutions, Inc., a Delaware corporation (the “Guarantor”), and Wells Fargo Bank, National Association, a national banking association, as Trustee.

RECITALS

WHEREAS, the Company, the initial Guarantors and the Trustee entered into an Indenture, dated as of March 31, 2017 (the “Indenture”), pursuant to which the Company has issued $575,000,000 in principal amount of 1.625% Convertible Senior Notes due 2023 (the “Notes”); and

WHEREAS, Section 10.01(c) of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture in order to add Guarantors with respect to the Notes, without the consent of the Holders; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Company, of the Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders as follows:

ARTICLE 1

Section 1.01 This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02 This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guarantor and the Trustee.

ARTICLE 2

From this date, by executing this Supplemental Indenture, the Guarantor whose signature appears below shall be a Guarantor with respect to the Notes on terms contemplated by and subject to the provisions of Article 13 of the Indenture.

ARTICLE 3

Section 3.01 Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02 Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 3.03 THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.04 The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

ON SEMICONDUCTOR CORPORATION

By	/s/ Keith D. Jackson
Name:	Keith D. Jackson
Title:	President and Chief Executive Officer

ON SEMICONDUCTOR CONNECTIVITY SOLUTIONS, INC.

By	/s/ George H. Cave
Name:	George H. Cave
Title:	Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By	/s/ Michael Q. Tu
Name:	Michael Q. Tu
Title:	Vice President

Signature page to First Supplemental Indenture to 1.625% Notes Indenture